UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2016

3M Company

(Exact name of registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	1-3285 (Commission File Number)	41-0417775 (I.R.S. Employer Identification No.)

3M Center, St. Paul, Minnesota (Address of Principal Executive Offices)	55144-1000 (Zip Code)

Registrant’s telephone number, including area code:  (651) 733-1110

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The exhibits filed herewith are exhibits to the Registration Statement on Form S-3 (file no. 333-196003) of 3M Company (the “Company”), filed with the Securities and Exchange Commission on May 16, 2014.  On May 19, 2016, the Company entered into a Second Amended and Restated Distribution Agreement with Goldman, Sachs & Co., Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC relating to the future issuance and sale from time to time of the Company’s Medium-Term Notes, Series F (the “notes”), up to an aggregate principal amount of $18,000,000,000 including an aggregate principal amount of $8,204,156,000 of notes that were issued prior to the date of the Second Amended and Restated Distribution Agreement.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
1.1	Second Amended and Restated Distribution Agreement
8.1	Tax Opinion of Christina Spence
23.1	Consent of Christina Spence (included in Exhibit 8.1 above)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 19, 2016	3M Company

	By:	/s/ Gregg M. Larson
Gregg M. Larson,
Deputy General Counsel and Secretary

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